UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2006

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300 Long Beach, California	90806
(Address of Principal Executive Offices)	(Zip Code)

(562) 733-5100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Approval of 2006 Performance Incentive Plan

The Board of Directors of Health Care Property Investors, Inc. (the “Company”) previously adopted the Health Care Property Investors, Inc. 2006 Performance Incentive Plan (the “2006 Plan”), subject to stockholder approval of the 2006 Plan. According to the preliminary results from the Company’s annual stockholder meeting held on May 11, 2006, the Company’s stockholders have approved the 2006 Plan.

The following summary of the 2006 Plan is qualified in its entirety by reference to the text of the 2006 Plan, which was previously filed as Exhibit A to the Company’s proxy statement filed on April 10, 2006.

The Company’s Board of Directors (the “Board”) or one or more committees appointed by the Board will administer the 2006 Plan. The Board has delegated general administrative authority for the 2006 Plan to the Compensation Committee of the Board.

The administrator of the 2006 Plan has broad authority under the 2006 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2006 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2006 Plan equals the sum of:  (1) 5,000,000 shares, plus (2) the number of shares available for additional award grant purposes under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) immediately prior to the termination of the authority to grant new awards under the 2000 Plan as of May 11, 2006, plus (3) the number of any shares subject to stock options granted under the 2000 Plan and outstanding as of May 11, 2006 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (4) the number of any restricted shares or restricted stock units granted under the 2000 Plan that are outstanding and unvested as of May 11, 2006 which are forfeited, terminated, or otherwise cancelled or reacquired by the Company after that date without having become vested. Upon stockholder approval of the 2006 Plan, approximately 3,454,811 shares became available for award grant purposes under the 2006 Plan pursuant to clause (2) of the preceding sentence. Accordingly, on May 11, 2006, approximately 8,454,811 shares (5,000,000 shares plus the 3,454,811 shares that were carried over from the 2000 Plan) were available for award grant purposes under the 2006 Plan, subject to future increases as described above as awards outstanding under the 2000 Plan are cancelled, forfeited, or otherwise terminate without having been exercised or become vested, as applicable. As of May 11, 2006, approximately 5,779,186  shares were subject to awards then outstanding under the 2000 Plan.

Shares issued in respect of any “full-value award” granted under the 2006 Plan will be counted against the share limit described in the preceding paragraph as two shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the 2006 Plan, 200 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2006 Plan other than: (1) shares delivered in respect of compensation earned but deferred, and (2) shares delivered pursuant to option or stock appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of the Company’s common stock at the time of grant of the award.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2006 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2006 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the share limits of the 2006 Plan, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.)  Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2006 Plan will again be available for subsequent awards under the 2006 Plan.

The types of awards that may be granted under the 2006 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2006 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Grant of Director Restricted Stock Awards

On May 11, 2006, in connection with the Company’s annual stockholder meeting and consistent with the Company’s current compensation practices for its directors, the Board granted 3,000 shares of restricted Company common stock to each of the Company’s directors who was not also employed by the Company and who continued in office after the meeting (Mary A. Cirillo-Goldberg, Robert R. Fanning, Jr., David B. Henry, Michael D. McKee, Harold M. Messmer, Jr., Peter L. Rhein, Kenneth B. Roath, Richard M. Rosenberg, and Joseph P. Sullivan).

Each restricted stock award was granted under the 2006 Plan and vests ratably over four years from the date of grant. The unvested restricted shares subject to a director’s award are subject to forfeiture if the director’s membership on the Board terminates other than due to the director’s death, disability, removal without cause (not including a failure to be re-elected), or retirement. Accelerated vesting of the shares subject to a director’s award will be triggered in connection with certain changes in control of the Company in which the award is not assumed by a successor or survivor corporation or replaced with a comparable award. Dividends are paid on the directors’ restricted shares at the same rate as on all other shares of Company common stock.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits.

10.1         Health Care Property Investors, Inc. 2006 Performance Incentive Plan (incorporated by reference from Exhibit A to the Company’s definitive proxy statement filed on April 10, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.
(Registrant)

		By:	/s/ Edward J. Henning
Date:	May 16, 2006		Edward J. Henning
Senior Vice President, General Counsel
and Corporate Secretary